Exhibit 4.1

AMEX Symbol - UEC Frankfurt Symbol - U6Z Berlin Symbol - U6Z

June 13, 2008

Delivered and/or via e-mail

To the following and initial December 13, 2006 placement agent and delivery instructions for two Private Placement Shareholders of the Company:

Passport Management, LLC
402 Jackson Street, San Francisco
California, U.S.A., 94111
Attention:        Ms. Joanne Cormican, CFO

To the following and second December 22, 2006 Investment Advisor and General Partner of each of the below Private Placement Shareholders of the Company:

Westcliff Capital Management, LLC
200 7th Avenue, Suite 105
Santa Cruz, California, U.S.A., 95062
Attention:        Mr. Richard S. Spencer, Managing Member

To each of the following delivery instructions for each of the following and second December 26, 2006 Private Placement Shareholders of the Company:
Ashton Select Trust {Physical delivery instructions} Mellon Securities Trust Co., 120 Broadway, 13th Floor, New York, New York, U.S.A., 10271 A/C AMFF1004002 Ashdon Select - Westcliff	Compass SAV, LLC {Physical delivery instructions} Attention: Mr. Darren P. Davis Morgan Stanley | Equity Financing Services, 555 California Street, 22nd Floor, San Francisco, U.S.A., 94104

Compass Offshore SAV PCC Limited
{Physical delivery instructions}
Attention: Mr. Darren P. Davis
Morgan Stanley | Equity Financing Services,
555 California Street, 22nd Floor,
San Francisco, U.S.A., 94104

Daimler Chrysler Retirement Trust
{Physical delivery instructions}
State Street Bank & Trust Company
DTCC / New York Window, 55 Water Street, New York, New York, U.S.A., 10041
Attention: Mr. Robert Mendez for the account of State Street A/C# 2xeh Daimler Chrysler Retirement Trust

Harry-Anna Inv./Elks Foundation
{Physical delivery instructions}
The Northern Trust Company, 40 Broad Street, 8th Floor, Northern 1739193-HAA05, Harry-Anna Inv./Elks Foundation, New York, New York, U.S.A., 10004

Hallador Equity Fund, LLC, {Physical delivery instructions} Mellon Securities Trust Co., 120 Broadway, 13th Floor, New York, New York, U.S.A., 10271 A/C #10634000070 Hallador Equity Fund, LLC

QueensCare
{Physical delivery instructions}
Wells Fargo Bank, NA, 733 Marquette Avenue, 5th Floor, MAC
N9306-059, Security Control & Transfer, Minneapolis, Minnesota, U.S.A., 55479
Wells Fargo Acct. #12370203, (QueensCare)

Westcliff Aggressive Growth, L
{Physical delivery instructions}
Attention: Mr. Joe Jacques
Banc of America Securities LLC, 600 Montgomery Street, San Francisco, California, U.S.A., 94111
Tel: (415) 913-3581

Westcliff Energy Partners, LP
{Physical delivery instructions}
Attention: Mr. Joe Jacques
Banc of America Securities LLC, 600 Montgomery Street, San Francisco, California, U.S.A., 94111
Tel: (415) 913-3581

Westcliff Foundation {Physical delivery instructions} Attention: Mr. Joe Jacques Banc of America Securities LLC, 600 Montgomery Street, San Francisco, California, U.S.A., 94111 Tel: (415) 913-3581
Westcliff Fund, L.P. {Physical delivery instructions} Attention: Mr. Joe Jacques Banc of America Securities LLC, 600 Montgomery Street, San Francisco, California, U.S.A., 94111 Tel: (415) 913-3581	Westcliff Long/Short LP {Physical delivery instructions} Attention: Mr. Joe Jacques Banc of America Securities LLC, 600 Montgomery Street, San Francisco, California, U.S.A., 94111 Tel: (415) 913-3581
Westcliff Master Fund LP {Physical delivery instructions} Attention: Mr. Joe Jacques Banc of America Securities LLC, 600 Montgomery Street, San Francisco, California, U.S.A., 94111 Tel: (415) 913-3581	Westcliff Partners LP {Physical delivery instructions} Attention: Mr. Joe Jacques Banc of America Securities LLC, 600 Montgomery Street, San Francisco, California, U.S.A., 94111 Tel: (415) 913-3581
Westcliff Small Cap {Physical delivery instructions} Attention: Mr. Joe Jacques Banc of America Securities LLC, 600 Montgomery Street, San Francisco, California, U.S.A., 94111 Tel: (415) 913-3581

Westcliff Venture Fund, LP
{Physical delivery instructions}
Attention: Mr. Joe Jacques
Banc of America Securities LLC, 600 Montgomery Street, San Francisco, California, U.S.A., 94111
Tel: (415) 913-3581

To each of the following and third and final January 3, 2007 delivery instructions for each of the following Private Placement Shareholders of the Company:
Gold Arrow Global Mining Fund SNC Gryon House, 5 Avenue Saint Laurent, MC 98000, Monaco Tel: 011-37-49-797-4780 Fax: 011-37-49-797-4781 Attn: Mr. Kjeld Thygesen, Portfolio Manager	Musgrave Investments Limited SNC Gryon House, 5 Avenue Saint Laurent, MC 98000, Monaco Tel: 011-37-49-797-4780 Fax: 011-37-49-797-4781 Attn: Mr. Kjeld Thygesen, Portfolio Manager

Dear Sirs/Mesdames:

Re:

Uranium Energy Corporation (the "Company")
Private Placement completed on each of December 13, 2006, December 22, 2006 and January 3, 2007
An aggregate of 5,400,000 Units at U.S. $2.50 per Unit
Confirmation of the Extension of your Warrant Exercise Period

Extension of your Warrant Exercise Period

          We are writing in furtherance of our most recent correspondence in this matter and, in particular, in connection with the Company's within determination to now extend the existing "Warrant Exercise Period" previously provided to you in connection with your respective December 13, 2006, December 22, 2006 or January 3, 2007 closing (each a "Closing") of your requisite equity private placement subscription (collectively, the "Private Placement") with the Company in this matter, from each of June 13, 2008, June 22, 2008 and July 3, 2008, respectively, to September 30, 2008 in each such Private Placement "Shareholder"'s instance (in each case the "Extension of your Warrant Exercise Period" herein).

Particulars of the Private Placement and the resulting Warrant Exercise Period

          In this regard we confirm by way of necessary background for, we trust, your ease of reference, that, in conjunction with the completion of the Private Placement, the Company therein issued from treasury an aggregate of 5,400,000 units of the Company (herein each a "Unit") in this matter, at a subscription price of U.S. $2.50 per Unit, to the resulting and above-referenced registered "Shareholders" of the Company; as directed by the Shareholders to the Company; and in accordance with the terms and conditions of each Shareholder's requisite "$2.50 Unit Private Placement Subscription Agreement" (the "Subscription Agreement") with the Company in this instance. We also confirm that each such Unit under the Private Placement is comprised of one common share (each a "Share") together with one common stock share purchase warrant (each a "Warrant") in the capital of the Company; and that each two resulting Warrants then entitled each Shareholder thereof to purchase one additional common share of the Company (each a "Warrant Share") for the period commencing upon the date of issuance of the within Units by the Company; that being on each of December 13, 2006, December 22, 2006 or January 3, 2007, respectively, and as the case may be; and ending at 5:00 p.m. (Austin, Texas, U.S.A., time) on the day which is the later of (i) 18 months from the date of issuance of each of the within Units by the Company and (ii) nine months from the effective date of the Company's proposed Registration Statement pursuant to which the Warrant Shares underlying the Warrants were proposed for registration under the United States Securities Act of 1933, as amended (the later of such time period being the "Warrant Exercise Period" herein), at an exercise price of U.S. $3.00 per Warrant Share during the Warrant Exercise Period.

          In this regard we also confirm, as previously communicated by the Company to each Shareholder by way of instructional letter dated June 15, 2007, that a Registration Statement covering the securities underlying the Subscription Agreement for each Shareholder was filed by the Company with the United States Securities and Exchange Commission (the "SEC")on Form SB-2 in late April of 2007 and became effective on June 15, 2007. As a result, we confirm that, in accordance with the original and requisite Warrant Exercise Period underlying each Shareholder's requisite Warrants, the Warrants would have ordinarily been exercisable until only each of June 13, 2008, June 22, 2008 or July 3, 2008, respectively, and as the case may be, in their original instance.

          In this regard we further confirm, as recently communicated by the Company by way Current Report filing on Form 8-K dated May 9, 2008 as filed with the SEC, that, due to the SEC's current review of the Company's previous financial statement filings which formed part of its reference Registration Statement, the sale of common stock under the Registration Statement is currently suspended until the Company files a post-effective amendment to the subject Registration Statement which is then declared effective by the SEC.

Registration Rights continue for your Securities

          In connection with foregoing Extension of your Warrant Exercise Period, therefore, as a consequence of each Shareholder's continued patience and ongoing support of the Company, we also confirm that the Company has hereby determined to provide each Shareholder with the following ongoing piggy-back registration rights (the "Registration Rights") in connection with your extended Warrants and their underlying Warrant Shares (collectively, the "Securities") going forward:

(a)       if the Company proposes to register or list any of its shares of common stock under applicable laws in the United States or otherwise, either for its own account or for the account of any other stockholder of the Company, and during any period in which the Shareholder still owns the Securities which have any resale restrictions applicable thereto, the Company will give written notice thereof to the Shareholder at least 10 calendar days prior to the commencement of the registration or listing process and shall include the Securities in such registration or listing (in each instance a "Registration");

(b)       should the Company propose any such Registration in the United States the Company shall file a Registration Statement under the U.S. Act with the U.S. Securities and Exchange Commission (the "SEC") covering the proposed Registration and disposition of all Securities (including any shares issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares issued to the Shareholder hereunder) to be acquired by the Shareholder;

(c)       upon the filing of said Registration Statement with the SEC, if any, the Company shall use its reasonable commercial efforts to obtain an effective date from the SEC for the Registration Statement within four months from the initial filing thereof;

(d)       upon the receipt by the Company from the SEC of an effective date for said Registration Statement, the Company shall maintain the effectiveness of the Registration Statement for a period of up to 12 months from the effective date, including the filing of such amendments and supplements to the Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the U.S. Act;

(e)       the Company will furnish the Shareholder with such number of prospectuses and other documents incident thereto, including supplements and amendments, as the Shareholder may reasonably request; and

(f)       the Company will list all Securities covered by the Registration Statement on any securities exchange or quotation system on which the Company's securities are then listed.

          In this respect we finally confirm that the Company expects to be in a position within the next 30 calendar days to file an updated Registration Statement with the SEC such that each Shareholder's requisite Registration Rights hereunder are expected to be honoured in their entirety in the near future.

          We trust that each of the foregoing is both clear and satisfactory in connection with the Company's within Extension of your Warrant Exercise Period together with each Shareholder's Registration Rights commensurate with the same, however, should any Shareholder have any questions or concerns respecting any of the same please do not hesitate to immediately contact the writer at any time.

Yours very truly,

/s/ Amir Adnani

Amir Adnani, President and CEO
Uranium Energy Corp

ec.                  Counsel for Sprott Securities Inc.